As filed with the Securities and Exchange Commission on January 8, 2010
Registration No. 333-163276

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commercial Vehicle Group, Inc.*
(Exact name of registrant as specified in its charter)

Delaware	41-1990662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7800 Walton Parkway
New Albany, Ohio 43054
(614) 289-5360
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad M. Utrup
Chief Financial Officer
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Tel.: (614) 289-5360
Fax: (614) 289-5361
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Dennis M. Myers, P.C.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Fax: (312) 862-2200

* The co-registrants listed on the next page are also included in this Form S-3 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Maximum
Title of Each Class of	Amount to be		Offering Price		Aggregate Offering		Amount of
Securities to be Registered(1)	Registered(1)(2)		Per Share(1)(2)		Price(1)(2)(3)		Registration Fee
Primary Offering by Commercial Vehicle Group, Inc.:
Common Stock, par value $0.01 per share (5)	—		—		—		—
Debt Securities (6)	—		—		—		—
Guarantees of Debt Securities (7)	—		—		—		—
Total Primary Offering	—		—		$200,000,000		$11,160	(4)
Secondary Offering by Selling Stockholders:
Common Stock, par value $0.01 per share, underlying Warrants to Purchase Common Stock (5)	344,014	(8)	$5.41	(9)	$1,861,116	(9)	$104
Total Primary and Secondary Offerings	—		—		$201,861,116		$11,264	(10)

(1)	Pursuant to General Instruction II.D of Form S-3, not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

(2)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be such greater amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Includes the rights attached to each share of common stock pursuant to the stockholder rights plan adopted on May 21, 2009, which rights are not currently separable from the shares of common stock and are not currently exercisable.

(6)	The debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants named below under “Table of Additional Registrants.”

(7)	The guarantees of debt securities will be issued by one or more of the registrants named below under “Table of Additional Registrants” and will be issued without additional consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

(8)	These shares were included in the initial filing of this registration statement filed on November 20, 2009.

(9)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average high and low per share sale price as reported on The NASDAQ Global Select Market on November 18, 2009.

(10)	Previously paid.

Table of Additional Registrants

	Primary Standard
	Industrial
Exact Name of Additional	Classification		I.R.S. Employer
Registrants*	Number	Jurisdiction of Formation	Identification No.

Cabarrus Plastics, Inc.	3714	North Carolina	56-1621055
CVG CS LLC	3714	Delaware	26-1459567
CVG European Holdings, LLC	3714	Delaware	20-5764995
CVG Logistics, LLC	3714	Delaware	20-1869535
CVG Management Corporation	3714	Delaware	20-2012737
CVG Oregon, LLC	3714	Delaware	26-1148839
CVS Holdings, Inc.	3714	Delaware	41-1967792
Mayflower Vehicle Systems, LLC	3714	Delaware	20-1895930
Monona Corporation	3714	Delaware	71-0944690
Monona (Mexico) Holdings LLC	3714	Illinois	36-4376683
Monona Wire Corporation	3714	Iowa	42-0945022
National Seating Company	3714	Delaware	36-2932300
Sprague Devices, Inc.	3714	Delaware	35-2104052
Trim Systems, Inc.	3714	Delaware	41-1887687
Trim Systems Operating Corp.	3714	Delaware	41-1921605

*	The address for each of the Additional Registrants is c/o Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054, telephone: (614) 289-5360. The name, address, including zip code of the agent for service for each of the Additional Registrants is Chad M. Utrup, Chief Financial Officer of Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054, telephone: (614) 289-5360

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 8, 2010

PROSPECTUS

Commercial Vehicle Group, Inc.

Common Stock
Debt Securities

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities which we describe in this prospectus having a total initial offering price not exceeding $200,000,000. The selling stockholders may offer and sell up to 344,014 shares of our common stock from time to time under this prospectus, which shares are issuable upon exercise of warrants held by selling stockholders. We will not receive any proceeds from the sale of common stock by the selling stockholders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer securities, we will provide one or more supplements to this prospectus that contains specific information about the offering and the terms of any securities being sold. Before investing, you should carefully read this prospectus and any related prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “CVGI.” On January 7, 2010, the last reported sale price of our common stock on The NASDAQ Global Select Market was $5.67 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The selling stockholders also may use the shelf registration statement to sell up to an aggregate of 344,014 shares of our common stock from time to time in the public market. We will not receive any proceeds from the sale of common stock by the selling shareholders. The selling shareholders will deliver a supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution.”

We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us” and “our” and similar terms refer to Commercial Vehicle Group, Inc. and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” refer to the common stock of Commercial Vehicle Group, Inc.

ii

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and in the Investor Relations section of our website at http://www.cvgrp.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 filed with the SEC on November 20, 2009 (which amends and supercedes our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 16, 2009);

•	our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2009 filed with the SEC on November 20, 2009 (which amends and supercedes our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 8, 2009);

•	our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2009 filed with the SEC on November 20, 2009 (which amends and supercedes our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 10, 2009);

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 6, 2009;

•	our Current Reports on Form 8-K filed with the SEC on March 16, 2009, April 30, 2009, May 18, 2009, May 22, 2009, August 5, 2009 and December 11, 2009; and

•	The description of the Company’s common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on May 21, 2004 (Registration No. 333-115708), including exhibits, and as may be subsequently amended from time to time, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on August 5, 2004 (Registration No. 000-50890); and the description of the Company’s stockholder rights plan contained in the registration statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 22, 2009 (Registration No. 001-34365).

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on

Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
(614) 289-5360
Attention: Secretary

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” are intended to identify forward-looking statements. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K/A and any subsequently filed Quarterly Reports on Form 10-Q or Form 10-Q/A, and the following:

•	the continued severe downturn in the U.S. and global economies;

•	continued disruptions in the credit and financial markets;

•	volatility and cyclicality in the commercial vehicle market;

•	production volumes for our customers’ vehicles;

•	the ability of our major original equipment manufacturer (“OEM”) customers to exert influence over us;

•	our inability to successfully implement our business strategy;

•	our inability to obtain raw materials at favorable prices;

•	our inability to complete additional strategic acquisitions;

•	the occurrence of labor strikes or work stoppages;

•	changes in statutory environmental and safety regulations or violations of applicable laws and regulations;

•	the impact of government regulations (foreign and domestic) on our OEM customers;

•	the concentration of our customer base or the discontinuation of a particular commercial vehicle platform;

•	currency exchange rate fluctuations;

•	risks associated with our foreign operations;

•	competition in the commercial vehicle component supply industry;

•	changes in competitive technologies;

•	our inability to recruit or retain skilled personnel, or the loss of services of any of our key management personnel;

•	our inability to protect our intellectual property rights;

•	claims by third parties that our products infringe upon their proprietary rights;

•	product liability claims, recalls or warranty claims;

•	equipment failures, delays in deliveries or catastrophic loss at any of our facilities leading to production or service curtailments or shutdowns;

•	our inability to comply with covenants in agreements governing our indebtedness;

•	our inability to implement our business strategy due to restrictions contained in our debt documents;

•	our inability to successfully execute any planned cost reductions, restructuring initiatives or the achievement of operational efficiencies; and

•	additional impairment charges.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY

We are a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agricultural markets, and the specialty and military transportation markets. Our products include static and suspension seat systems, electronic wire harness assemblies, controls and switches, cab structures and components, interior trim systems (including instrument panels, door panels, headliners, cabinetry and floor systems), mirrors and wiper systems specifically designed for applications in commercial vehicles.

We are differentiated from suppliers to the automotive industry by our ability to manufacture low volume customized products on a sequenced basis to meet the requirements of our customers. We believe that we have the number one or two position in most of our major markets and that we are the only supplier in the North American commercial vehicle market that can offer complete cab systems including cab body assemblies, sleeper boxes, seats, interior trim, flooring, wire harnesses, panel assemblies and other structural components. We believe our products are used by virtually every major North American commercial vehicle OEM, which we believe creates an opportunity to cross-sell our products and offer a fully integrated system solution.

Demand for our products is generally dependent on the number of new commercial vehicles manufactured, which in turn is a function of general economic conditions, interest rates, changes in governmental regulations, consumer spending, fuel costs and our customers’ inventory levels and production rates.

New commercial vehicle demand in the North American Class 8 truck market has historically been cyclical and is particularly sensitive to the industrial sector of the economy, which generates a significant portion of the freight tonnage hauled by commercial vehicles. Production of Class 8 heavy trucks in North America initially peaked in 1999 and experienced a downturn from 2000 to 2003 that was due to a weak economy, an oversupply of new and used vehicle inventory and lower spending on commercial vehicles and equipment. Demand for commercial vehicles improved from 2004 to 2006 due to broad economic recovery in North America, corresponding growth in the movement of goods, the growing need to replace aging truck fleets and OEMs receiving larger than expected pre-orders in anticipation of the new EPA emissions standards becoming effective in 2007. During 2007 and 2008, the demand for North American Class 8 heavy trucks experienced a downturn as a result of pre-orders in 2006 and weakness in the North American economy and corresponding decline in the need for commercial vehicles to haul freight tonnage in North America as well as a global decline in demand for heavy and medium duty construction vehicles.

New commercial vehicle demand in the global construction equipment market generally follows certain economic conditions around the world. Within the construction market, there are two classes of construction equipment, the medium/heavy equipment market (weighing over 12 metric tons) and the light construction equipment market (weighing below 12 metric tons). Demand in the medium/heavy construction equipment market is typically related to the level of larger scale infrastructure development projects such as highways, dams, harbors, hospitals, airports and industrial development as well as activity in the mining, forestry and other raw material based industries. Demand in the light construction equipment market is typically related to certain economic conditions such as the level of housing construction and other smaller-scale developments and projects. Our products are primarily used in the medium/heavy construction equipment markets.

Our principal executive offices are located at 7800 Walton Parkway, New Albany, Ohio, 43054, and our telephone number is (614) 289-5360. Our website address is www.cvgrp.com. The information found on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K/A, as updated by our quarterly reports on Form 10-Q/A for the quarters ended March 31, 2009 and June 30, 2009 and on Form 10-Q for the quarter ended September 30, 2009 and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine Months
	Ended
	September 30,		Year Ended December 31,
	2009		2008		2007		2006		2005		2004

Ratio of Earnings to Fixed Charges	(2.84	)x	(10.76	)x	0.71	x	6.08	x	5.79	x	3.40x

For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes and cumulative effect of change in accounting principles plus fixed charges. Fixed charges include interest expense (including amortization of deferred financing costs) and an estimate of operating rental expense, approximately 20%, which management believes is representative of the interest component.

Earnings before fixed charges were inadequate to cover fixed charges by $56.7 million, $220.7 million and $4.8 million for the nine months ended September 30, 2009, the year ended December 31, 2008 and the year ended December 31, 2007, respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of Commercial Vehicle Group, Inc. that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries (each, a “guarantor”) on a senior or subordinated basis. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. We will file the forms of indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copies of them. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•	if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	the assets, if any that will be pledged as security for the payment of the debt security;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•	any other terms of the debt security and any guarantees of the debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•	DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time, JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•	It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•	Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•	The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•	Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•	The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•	Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•	It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•	Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•	Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•	Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in a prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

•	If the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•	our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), capital lease obligations, deferred purchase price of property obligations, reimbursement obligations, fees, commissions, expenses, indemnities, dividends, hedging obligations or other amounts; and

•	any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness subordinated or junior to other indebtedness or other obligation; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we or any subsidiary guarantor remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for a period of 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach within a specified time after receipt of such notice. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

•	if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•	the holders of at least 25% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If this happens, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee

We will furnish each trustee within 120 days after the end of each fiscal year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval

We, along with the subsidiary guarantors and the trustee, may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not:

•	reduce the amount of debt securities whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of the interest on any debt security;

•	reduce the principal of or change the stated maturity on any debt security;

•	reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;

•	permit redemption of a debt security if not previously permitted;

•	change the currency of any payment on a debt security;

•	impair the right of any holder of a debt security to receive payment of principal of and interest on such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

•	change the amendment provisions which require each holder’s consent or in the waiver provisions;

•	change the ranking or priority of any debt security that would adversely affect the securityholders; or

•	change or release other than in accordance with the indenture, any subsidiary guaranty that would adversely affect the securityholders.

Changes Not Requiring Approval

We, along with the subsidiary guarantors and the trustee, may amend the indentures or the debt securities without notice to or consent of any securityholder:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption by a successor corporation of the obligations of the Company, or any subsidiary guarantor under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add guarantees with respect to the debt securities, including any subsidiary guaranties, or to secure the debt securities;

•	to add to the covenants of the Company or a subsidiary guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company or a subsidiary guarantor;

•	to make any change that does not adversely affect the rights of any holder of the debt securities;

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to adversely affect the interests of any holder of senior debt then outstanding in any material respect without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•	If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed herein. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If the Company issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “— Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for the debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

General Matters

Our total amount of authorized capital stock is 30,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of January 6, 2010, 23,297,050 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding. The following summary of certain provisions of our capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and by-laws and by the provisions of applicable law.

Common Stock

All of our existing common stock is, and the shares of common stock being offered by us in the offering will be, upon payment therefor, validly issued, fully paid and nonassessable. Set forth below is a brief discussion of the principal terms of our common stock.

Dividend Rights.  Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may from time to time determine.

Voting Rights.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.

Preemptive or Similar Rights.  Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion Rights.  Our common stock is not convertible.

Stockholder Rights Plan.  On May 21, 2009, our board of directors adopted a Stockholder Rights Plan set forth in a Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., and, in connection therewith, declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock. Generally, the Rights would become exercisable upon the earlier of (i) ten business days following the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the then outstanding shares of common stock or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group of affiliated or associated persons acquiring 20% or more of our common stock. If such a triggering event occurs, unless the Rights are redeemed or have expired, our stockholders, other than the acquirer, will generally have the right to receive that number of shares of common stock (or, in certain circumstances, preferred stock) having a market value equal to two times the purchase price of the Right then in effect, or in the case of certain business combination transactions, each holder of a Right, other than the acquirer, will receive the common stock of the acquiring company having a market value equal to two times the purchase price of the Rights then in effect. The Rights may cause substantial dilution to a person or group that acquires 20% or more of the outstanding shares of our common stock. The Rights, however, should not interfere with any merger or other business combination approved by the board. The Rights will expire at the close of business on May 20, 2019, unless the expiration is extended prior thereto by our board of directors or unless the rights are earlier redeemed by the Company, in each case as described in the Rights Agreement.

Right to Receive Liquidation Distributions.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Nasdaq Listing.  Our common stock is listed on The Nasdaq Global Select Market under the symbol “CVGI.”

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. Upon consummation of this offering, there will be no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Anti-takeover Effects of our Certificate of Incorporation and By-laws

Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board.  Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed in the manner provided in the by-laws. Our certificate of incorporation and by-laws provide that the number of directors will be fixed from time to time solely pursuant to a resolution adopted by two-thirds of our directors then in office. Our board of directors has eight members.

Action by Written Consent; Special Meetings of Stockholders.  Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board, or pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not be permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedures.  Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Super Majority Approval Requirements.  The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws require a greater percentage. Our certificate of incorporation and by-laws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a super-majority vote to approve amendments to our certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares.  Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover Effects of Delaware Law

Section 203 of the Delaware General Corporation Law provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of such specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with a corporation for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203.

Transfer Agent and Registrar

ComputerShare Trust Company, N.A. is the transfer agent and registrar for our common stock.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock held as of January 6, 2010 by the selling stockholders, the number of shares which may be offered from time to time and information with respect to shares to be beneficially owned by the selling stockholders assuming all the shares registered hereunder are sold. The selling stockholders may from time to time offer and sell shares of our common stock pursuant to this prospectus or an applicable prospectus supplement. We prepared this table based solely on information provided to us by the selling stockholders, and we have not independently verified such information.

			Shares
	Shares Beneficially Owned		Offered	Shares Beneficially Owned
	Prior to the Offering		Hereby	After the Offering(1)
	Number (2)	Percentage (3)	Number (2)	Number	Percentage (3)

PensionDanmark Invest F.M.B.A. — Global High Yield (4)	3,926	*	3,926	—	—
New York City Employees’ Retirement System (4)	15,351	*	15,351	—	—
Evangelical Lutheran Church in America — ELCA Unscreened High Yield (4)	9,638	*	9,638	—	—
Evangelical Lutheran Church in America — ELCA Social Purpose High Yield (4)	2,139	*	2,139	—	—
New York City Police Pension Fund (4)	4,633	*	4,633	—	—
New York City Fire Department Pension Fund (4)	4,279	*	4,279	—	—
Teachers’ Retirement System for the City of New York (4)	12,486	*	12,486	—	—
Famandsforeningen Jyske Invest Engros Afdeling 4 — PFA Invest — Global High Yield (4)	11,071	*	11,071	—	—
Specialforingenen TRP Invest — Global High Yield (4)	10,346	*	10,346	—	—
IAM National Pension Fund (4)	7,145	*	7,145	—	—
John Hancock Funds II — Spectrum Income Fund (4)	5,358	*	5,358	—	—
T. Rowe Price High Yield Fund, Inc. (4)	167,343	*	167,343	—	—
Penn Series Funds, Inc. — High Yield Bond Fund (4)	3,218	*	3,218	—	—
Lucent Technologies Inc. Master Pension Trust (4)	8,206	*	8,206	—	—
John Hancock Trust — Spectrum Income Trust (4)	5,712	*	5,712	—	—
T. Rowe Price Funds SICAV — Global High Yield Bond Fund (4)	24,972	*	24,972	—	—
Internationale Kapitalanlagegesellschaft mbH — HY Fonds Nr. 1 INKA — Deutsche Postbank AG (4)	5,712	*	5,712	—	—
T. Rowe Price Institutional High Yield Fund (4)	17,845	*	17,845	—	—
Advanced Series Trust — AST T. Rowe Price Asset Allocation Portfolio (4)	1,078	*	1,078	—	—
The New America High Income Fund, Inc. — New America High Income Fund (4)	10,346	*	10,346	—	—
ACE Tempest Reinsurance Ltd. (4)	7,145	*	7,145	—	—
ACE Tempest Life Reinsurance Ltd. (4)	5,712	*	5,712	—	—
SBL Fund — Series N (4)	353	*	353	—	—

*	Denotes less than one percent.

(1)	Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)	The number of shares presented in this table as owned prior to this offering includes all shares of common stock issuable upon exercise of the warrants issued in our private placement in August 2009 and held by the selling stockholders. The warrant and unit agreement provides for mandatory cashless exercise, and, as a result, the number of shares of common stock set forth in the table as being registered for the selling stockholders exceeds the number of shares of common stock that the selling stockholders will beneficially own after the warrants are exercised for shares of common stock.

(3)	Based on 23,297,050 shares of our common stock outstanding as of January 6, 2010. In calculating this percentage for a particular holder, we treated as outstanding the number of shares of our common stock issuable upon exercise of that particular holder’s warrants and did not assume exercise of any other holder’s warrants.

(4)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by PensionDanmark Invest F.M.B.A. — Global High Yield, New York City Employees’ Retirement System, Evangelical Lutheran Church in America — ELCA Unscreened High Yield, Evangelical Lutheran Church in America — ELCA Social Purpose High Yield, New York City Police Pension Fund, New York City Fire Department Pension Fund, Teachers’ Retirement System for the City of New York, Famandsforeningen Jyske Invest Engros Afdeling 4 — PFA Invest — Global High Yield, Specialforingenen TRP Invest — Global High Yield, IAM National Pension Fund, John Hancock Funds II — Spectrum Income Fund, T. Rowe Price High Yield Fund, Inc., Penn Series Funds, Inc. — High Yield Bond Fund, Lucent Technologies Inc. Master Pension Trust, John Hancock Trust — Spectrum Income Trust, T. Rowe Price Funds SICAV — Global High Yield Bond Fund, Internationale Kapitalanlagegesellschaft mbH — HY Fonds Nr. 1 INKA — Deutsche Postbank AG, T. Rowe Price Institutional High Yield Fund, Advanced Series Trust — AST T. Rowe Price Asset Allocation Portfolio, The New America High Income Fund, Inc. — New America High Income Fund, ACE Tempest Reinsurance Ltd., ACE Tempest Life Reinsurance Ltd., SBL Fund — Series N (collectively referred to as the “T. Rowe Price Funds”). TRPA may be deemed to be the beneficial owner of the securities issued to the T. Rowe Price Funds; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities, except to the extent of its pecuniary interest therein. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”) is a registered broker-dealer and a subsidiary of TRPA. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter of securities of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities.

Selling stockholders who acquired our securities in our private placement in August 2009 acquired registration rights with respect to the shares of common stock issuable upon exercise of warrants. In August 2009, we completed a private exchange with certain holders of our 8% Senior Notes due 2013 (the “8% Notes”). We exchanged approximately $52.2 million in aggregate principal amount of the 8% Notes for units consisting of (i) approximately $42.1 million in aggregate principal amount of our new 11%/13% third lien senior secured notes due 2013 (the “third lien notes”) and (ii) warrants to purchase 745,000 shares of our common stock (including warrants to purchase 344,014 shares of our common stock held by the selling stockholders). The units are immediately separable into third lien notes and warrants. Each warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $0.35 per share. The warrants provide for mandatory cashless exercise.

As part of the terms of the warrant and unit agreement under which the warrants were issued (the “warrant and unit agreement”), holders of the warrants are entitled to certain piggyback registration rights with respect to the resale of their shares issuable upon exercise of the warrants. In the event that we propose to register any shares under the Securities Act in a public equity offering, holders of warrants are entitled to notice of such registration and to include additional shares of our common stock in any such registration, subject to certain limitations.

In the event that we propose to register any shares under the Securities Act either for our account or for the account of any of our stockholders, the holders of shares of our common stock having piggyback registration rights are entitled to receive notice of such registration and to include additional shares of our common stock in any such registration, subject to certain limitations.

These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of our common stock held by such stockholders to be included in such registration. In connection with each of these registrations, we have agreed to indemnify the holders of registrable securities against certain liabilities under the Securities Act.

We will pay the expenses (other than any underwriting discounts and commissions) of this offering pursuant to the terms of the warrant and unit agreement.

PLAN OF DISTRIBUTION

We and any selling stockholders may sell the securities offered under this prospectus through agents, underwriters or dealers, or directly to one or more purchasers.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may include shares of selling stockholders in conjunction with underwritten sales by us of shares of our common stock.

If we or any selling stockholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We and any selling stockholders may sell securities directly to one or more purchasers without using underwriters or agents.

Sales of common stock hereunder also may be effected by us or the selling stockholders from time to time in one or more types of transactions on The Nasdaq Global Select Market or any other national securities exchange on which our common stock may be listed at the time of sale, in the over-the-counter market, in transactions otherwise than on such exchanges or the over-the-counter market, including negotiated transactions, ordinary brokers’ transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

The selling stockholders and underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, shares of which are listed on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Pursuant to the terms of the warrant and unit agreement, we have agreed to indemnify the holders of registrable securities against certain liabilities under the Securities Act. We will pay the expenses (other than any underwriting discounts and commission) of this offering pursuant to the terms of the warrant and unit agreement.

LEGAL MATTERS

Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois will issue an opinion about certain legal matters with respect to the securities. Certain matters under North Carolina law will be passed upon by Robinson, Bradshaw & Hinson P.A., Charlotte, North Carolina. Certain matters under Iowa law will be passed upon by Shuttleworth & Ingersoll, P.L.C., Cedar Rapids, Iowa.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statements schedules and include an explanatory paragraph referring to the adoption of new accounting principles in 2006 and 2007 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Commercial Vehicle Group, Inc.
Common Stock
Debt Securities

PROSPECTUS

The date of this prospectus is          , 2010.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Commercial Vehicle Group, Inc. (the “Company”), in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee		$11,264
FINRA filing fee		*
Printing expense		*
Accounting fees and expense		*
Legal fees and expense		*
Miscellaneous expenses		*

Total	$	*

*	To be filed by amendment, Rule 424 filing or Form 8-K filing.

Item 15.	Indemnification of Directors and Officers.

Delaware

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Article Seven of our Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, none of the Registrant’s directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty. In addition, the Registrant’s certificate of incorporation provides for indemnification of any person who was or is made, or threatened to be made, a party to or is involved in any action, suit or other proceeding, whether, civil, criminal, administrative or investigative, because of his or her status as a director or officer of the Registrant, or service at the request of the Registrant as a director or officer of another corporation, as a partner or officer of a partnership, as a member or officer of a limited liability company, as a principal or officer of a joint venture, as a trustee or officer of a trust or in any comparable capacity in any other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized under the DGCL against all expenses, liabilities and losses actually and reasonably incurred or suffered by such person in connection therewith. Further, all of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

The Certificate of Incorporation of CVG Management Corporation provides that to the fullest extent provided by the DGCL, a director shall not be liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director. The Bylaws of CVG Management Corporation provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding).

The Certificates of Incorporation of CVS Holdings Inc., Sprague Devices, Inc., Trim Systems, Inc. and Trim Systems Operating Corp. provide that to the fullest extent provided by the DGCL, a director shall not be liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director. The Bylaws of CVS Holdings Inc., Sprague Devices, Inc., Trim Systems, Inc. and Trim Systems Operating Corp. provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, ox agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding).

The Certificate of Incorporation of Monona Corporation provides that the corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person that such section grants the corporation the power to indemnify. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except that a director shall be liable to the extent provided by applicable law, (i) for beach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL and (iv) for any transaction from which the director derived an improper personal benefit. The Bylaws of Monona Corporation provide that each person who was or is threatened to be made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while service as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith.

The Certificate of Incorporation of National Seating Company provides that none of the company’s directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty, except that a director shall be liable to the extent provided by applicable law, (i) for beach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL and (iv) for any transaction from which the director derived an improper personal benefit. The Bylaws of National Seating Company provide that the company shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

The Agreements of Limited Liability Company of CVG CS LLC, CVG European Holdings, LLC and CVG Oregon, LLC provide that the member shall not be liable to the company in damages for any action that the member takes or fails to take in such capacity, unless it is proved, by clear and convincing evidence, in a court of competent jurisdiction that such action or failure to act was undertaken with deliberate intent to cause injury to the company or with reckless disregard for the best interests of the company, and that the company shall indemnify the member to the fullest extent permitted by the DLLCA.

The Limited Liability Company Agreement of CVG Logistics, LLC provides that the DLLCA shall govern the affairs of the company and the conduct of its business, except as provided in the Limited Liability Company Agreement.

The Limited Liability Company Agreement of Mayflower Vehicle Systems, LLC provides that the member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the DLLCA.

Illinois

Section 15-7 of the Illinois Limited Liability Company Act (the “ILLCA”) provides that a limited liability company shall indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Section 3.2 of the Operating Agreement of Monona (Mexico) Holdings LLC provides that the liability of the member for debts, liabilities or obligations of the company shall be limited to the fullest extent permitted by the ILLCA.

Iowa

Section 490.851 of the Iowa Business Corporation Act (the “IBCA”) provides for permissible indemnification if, subject to certain exceptions, an individual is a party to a proceeding because the individual is a director if either (a) the individual acted in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation or (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful or (b) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

Section 490.852 of the IBCA provides for mandatory indemnification for a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

The Bylaws of Monona Wire Corporation provide that, subject to certain exceptions, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the IBCA, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding).

North Carolina

Section 55-8-51 of the North Carolina Business Corporation Act (the “NCBCA”) provides that subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith; he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Section 55-8-51 of the NCBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Bylaws of Cabarrus Plastics, Inc. provide that, subject to certain exceptions, any person who at any time serves or has served as a director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and any appeal therein).

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

COMMERCIAL VEHICLE GROUP, INC.

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

* Scott D. Rued	Chairman and Director

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

* Scott C. Arves	Director

* David R. Bovee	Director

* Robert C. Griffin	Director

* S.A. Johnson	Director

* John W. Kessler	Director

* Richard A. Snell	Director

/s/ Chad M. Utrup Chad M. Utrup	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of Commercial Vehicle Group, Inc. and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

CABARRUS PLASTICS, INC.

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of Cabarrus Plastics, Inc. and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

CVG LOGISTICS, LLC

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature		Capacity

/s/ Mervin Dunn Mervin Dunn		President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup		Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

COMMERCIAL VEHICLE GROUP, INC.		Sole Member

By:	/s/ Mervin Dunn Name: Mervin Dunn Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

CVG MANAGEMENT CORPORATION

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of CVG Management Corporation and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

CVG CS LLC

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature		Capacity

/s/ Mervin Dunn Mervin Dunn		President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup		Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

NATIONAL SEATING COMPANY		Sole Member

By:	/s/ Mervin Dunn Name: Mervin Dunn Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

CVG EUROPEAN HOLDINGS, LLC

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature		Capacity

/s/ Mervin Dunn Mervin Dunn		President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup		Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

COMMERCIAL VEHICLE GROUP, INC.		Sole Member

By:	/s/ Mervin Dunn Name: Mervin Dunn Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

CVG OREGON, LLC

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature		Capacity

/s/ Mervin Dunn Mervin Dunn		President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup		Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

TRIM SYSTEMS OPERATING CORP.		Sole Member

By:	/s/ Mervin Dunn Name: Mervin Dunn Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

CVS HOLDINGS, INC.

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of CVS Holdings, Inc. and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

MAYFLOWER VEHICLE SYSTEMS, LLC

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature		Capacity

/s/ Mervin Dunn Mervin Dunn		Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup		Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

COMMERCIAL VEHICLE GROUP, INC.		Sole Member

By:	/s/ Mervin Dunn Name: Mervin Dunn Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

MONONA CORPORATION

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of Monona Corporation and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

MONONA WIRE CORPORATION

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of Monona Wire Corporation and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

MONONA (MEXICO) HOLDINGS LLC

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature		Capacity

/s/ Mervin Dunn Mervin Dunn		President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup		Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

MONONA WIRE CORPORATION		Sole Member

By:	/s/ Mervin Dunn Name: Mervin Dunn Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

NATIONAL SEATING COMPANY

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of National Seating Company and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

SPRAGUE DEVICES, INC.

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of Sprague Devices, Inc. and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

TRIM SYSTEMS OPERATING CORP.

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of Trim Systems Operating Corp. and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 8, 2010.

TRIM SYSTEMS, INC.

/s/  Mervin Dunn
Mervin Dunn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on January 8, 2010:

Signature	Capacity

/s/ Mervin Dunn Mervin Dunn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Chad M. Utrup Chad M. Utrup	Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

* Gerald L. Armstrong	Director

* James F. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of Trim Systems, Inc. and filed with the Securities and Exchange Commission.

/s/  Chad M. Utrup
Chad M. Utrup
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Commercial Vehicle Group, Inc. (the “Company”) (incorporated by reference to the Company’s quarterly report on Form 10-Q (File No. 000-50890) as filed with the Securities and Exchange Commission (the “Commission”) on September 17, 2004).
3.2	Amended and Restated By-laws of the Company (incorporated by reference to the Company’s quarterly report on Form 10-Q (File No. 000-50890) as filed with the Commission on September 17, 2004).
3.3	Articles of Incorporation of Cabarrus Plastics, Inc. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.4	Amended and Restated By-Laws of Cabarrus Plastics, Inc. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.5	Certificate of Formation of CVG Logistics, LLC (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.6	Limited Liability Company Agreement of CVG Logistics, LLC (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.7	Certificate of Incorporation of CVG Management Corporation (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.8	By-Laws of CVG Management Corporation (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.9	Certificate of Formation of CVG CS LLC.**
3.10	Operating Agreement of CVG CS LLC.**
3.11	Certificate of Formation of CVG European Holdings, LLC.**
3.12	Operating Agreement of CVG European Holdings, LLC.**
3.13	Certificate of Formation of CVG Oregon, LLC.**
3.14	Operating Agreement of CVG Oregon, LLC.**
3.15	Amended and Restated Certificate of Incorporation of CVS Holdings, Inc. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.16	By-Laws of CVS Holdings, Inc. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.17	Certificate of Formation of Mayflower Vehicle Systems, LLC (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.18	Limited Liability Company Agreement of Mayflower Vehicle Systems, LLC (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.19	Certificate of Incorporation of Monona Corporation (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.20	By-Laws of Monona Corporation (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.21	Amended and Restated Articles of Incorporation of Monona Wire Corporation (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.22	Amended and Restated By-Laws of Monona Wire Corporation (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).

Exhibit No.	Description

3.23	Articles of Organization of Monona (Mexico) Holdings LLC (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.24	Operating Agreement of Monona (Mexico) Holdings LLC (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.25	Certificate of Incorporation of National Seating Company (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.26	Restated By-Laws of National Seating Company (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.27	Certificate of Incorporation of Sprague Devices, Inc. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.28	By-Laws of Sprague Devices, Inc. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.29	Certificate of Incorporation of Trim Systems Operating Corp. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.30	By-Laws of Trim Systems Operating Corp. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.31	Certificate of Incorporation of Trim Systems, Inc. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
3.32	Amended and Restated By-Laws of Trim Systems, Inc. (incorporated by reference to the Company’s registration statement on Form S-4 (File No. 333-129368) as filed with the Commission on November 1, 2005).
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s quarterly report on Form 10-Q (File No. 000-50890) as filed with the Securities and Exchange Commission (the “Commission”) on September 17, 2004).
4.2	Amended and Restated By-laws of the Company (incorporated by reference to the Company’s quarterly report on Form 10-Q (File No. 000-50890) as filed with the Commission on September 17, 2004).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Form S-1/A (File No. 333-115708) as filed with the Commission on August 3, 2004).
4.4	Commercial Vehicle Group, Inc. Rights Agreement, dated as of May 21, 2009, by and between the Company and Computershare Trust Company, N.A. (incorporated by reference to the Company’s current report on Form 8-K (File No. 000-50890), filed on May 22, 2009).
4.5	Form of Rights Certificate (included as Exhibit B to the Rights Agreement) (incorporated by reference to the Company’s current report on Form 8-K (File No. 000-50890), filed on May 22, 2009).
4.6	Form of Summary of Rights to Purchase (included as Exhibit C to the Rights Agreement) (incorporated by reference to the Company’s current report on Form 8-K (File No. 000-50890), filed on May 22, 2009).
4.7	Form of Senior Indenture.**
4.8	Form of Subordinated Indenture.**
4.9	Form of Certificate evidencing the debt securities.*
5.1	Opinion of Kirkland & Ellis LLP.†
5.2	Opinion of Robinson, Bradshaw & Hinson, P.A.†
5.3	Opinion of Shuttleworth & Ingersoll, PLC.†
12.1	Calculation of ratio of earnings to fixed charges.**
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).†
23.3	Consent of Robinson, Bradshaw & Hinson, P.A. (set forth in Exhibit 5.2).†

Exhibit No.	Description

23.4	Consent of Shuttleworth & Ingersoll, PLC (set forth in Exhibit 5.3).†
24.1	Powers of attorney (included on the signature pages of the Registration Statement).**
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank National Association, the trustee under the senior indenture with respect to the senior debt securities.**
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank National Association, the trustee under the subordinated indenture with respect to the subordinated debt securities.**

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

**	Previously filed.

†	To be filed by amendment.